SARASOTA, FL, December 8, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced today that Billy Aldridge has been appointed to the corporate officer position of President of Helios’ Electronics Segment effective January 4, 2026. Mr. Aldridge has been serving as the Senior Vice President, Managing Director, Electronics Segment since March 31, 2025.

“Today marks an important step in the evolution of our Electronics segment. As we see our new go-to-market strategy begin to gain real traction, especially following a record quarter at Enovation Controls, we are confident the time is right to elevate Billy Aldridge to President of Electronics. Billy has proven his leadership, deep customer relationships, and operational acumen—and I believe his performance to date is delivering exactly as we expected. In this new role, I am fully confident he will drive stronger customer engagement, sharpen our focus on strategic growth, and lead our Electronics segment to new heights in support of our long-term objectives,” said Sean Bagan, President and Chief Executive Officer of Helios.

Mr. Aldridge has served as the Senior Vice President, Managing Director of the Electronics segment since March 31, 2025. Prior to that he served as the Senior Vice President, Managing Director of Enovation Controls since May 3, 2021. He joined FW Murphy, a division of Enovation Controls, in 2008 as the OEM Sales Manager where he grew the marine market prior to stepping into a Director position in 2015 and then in 2018 moving to the Vice President of Business Development. Mr. Aldridge joined MerCruiser/Mercury, part of the Brunswick Corporation in 2000, where he earned his Lean Six Sigma and worked in many different functional areas including Supply Chain, Program Management & OEM Sales. He has a bachelor’s degree in Sociology from Oklahoma State University.

“Taking on this role is a privilege, and I’m excited about the road ahead for our Electronics segment,” said Mr. Aldridge. “Our go-to-market strategy is beginning to show real results, thanks to the dedication of our teams and their commitment to serving customers with excellence. As we build on this momentum, my focus will be on empowering our people, deepening customer partnerships, and driving the innovation and reliability that defines Helios.”

Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Promotes Billy Aldridge to President of Electronics

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Promotes Billy Aldridge to President of Electronics

December 8, 2025	Page 2 of 2

About Helios Technologies
Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements in the various quotations. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include the ability to successfully implement its strategy, including the Company’s profit recovery and growth plan; successfully transition its leadership; and those other factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company assumes no responsibility to update forward-looking statements made herein or otherwise, and such statements are made on the basis of views and assumptions regarding future events as of the time such statements are made.

Investor and Media contacts:

Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Alliance Advisors IR
(716) 843-3908
dpawlowski@allianceadvisors.com

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Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200